ARTHUR
                            ANDERSEN

                                              Arthur Andersen LLP

                                                       Suite 3100
                                                 1225 17th Street
                                             Denver CO 80202-5531
                                                     303 295 1900


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 31, 1997(except with respect to the matter discussed in Note 18, as to which the date is October 27, 1997), included in Precision Standard, Inc.'s Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in this registration statement.

/s/Arthur Andersen LLP

Denver, Colorado
October 27, 1997